EXHIBIT 99.1

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                                                                                                            FARNSWORTH BANCORP, INC.
                                                                                                                    STOCK ORDER FORM
                                                                                     Please read and complete this Stock Order Form.
                                                                         Instructions are included on the reverse side of this form.


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DEADLINE FOR DELIVERY                                                           FOR OFFICE USE ONLY
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12:00 noon, Eastern time, on ______, 1998
Please mail the completed Stock Order Form in the enclosed business reply        ----------       -------       -------      -------
envelope to the address listed below or hand-deliver to either Peoples           Date Rec'd       Batch #       Order #      Deposit
Savings Bank office.  Copies and facsimiles of Stock Order Forms will not be accepted.
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(1)  NUMBER OF SHARES
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       Number of Shares                      Price per Share                                     Total Amount Due
       ----------------                      ---------------                                     ----------------
                                 X               $10.00                  =                      $
 -------------------------------      --------------------------------              ------------------------------------------------
    (25 Share Minimum)


(2)  METHOD OF PAYMENT                                                          (3)  PURCHASER INFORMATION
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[_]   Enclosed is a check or money order payable to Peoples Savings Bank        Check the box which applies.
      for $______________.                                                        (a)|_|  Eligible Account Holder - Check here if
                                                                                you were a depositor with at least $50 at  Peoples
[_]   I authorize Peoples Savings Bank to make the withdrawal(s) from the       Savings Bank on December 31, 1996.  List any
      Peoples Savings Bank account(s) listed below, and understand that the      account(s) you had at that date below.
      amounts I authorize below will not otherwise be available to me once        (b) |_| Supplemental Eligible Account Holder -
      this Stock Order Form is submitted. (There is no early withdrawal         Check here if you were a depositor with at least $50
      penalty for the purchase of stock.)                                       at Peoples Savings Bank on June 30, 1998, but are
                                                                                not an Eligible Account Holder.  List any account(s)
                                                                                you had at that date below.
    Account Number(s)                       Amount(s)                             (c) |_| Other Member - Check here if you were a
                                                                                depositor of Peoples Federal Savings Bank on _____,
-----------------------------------------------------------------------------   1998  or  borrower  at  Peoples  Savings Bank as of
                                                                                December 2, 1996 who continued to be a  borrower as
-----------------------------------------------------------------------------   of _____, 1998, but are not an  Eligible or
                                                                                Supplemental Eligible Account Holder.  List any
-----------------------------------------------------------------------------   account(s) you had at that date below.
                                                                                  (d) |_|  Check here if you were not a Peoples
-----------------------------------------------------------------------------   Savings Bank account holder or borrower at any of
                                                                                the above dates.
-----------------------------------------------------------------------------     Account Title (Name(s) on Account)  Account Number
Total Withdrawal:                                                                 ----------------------------------  --------------
-----------------------------------------------------------------------------
                                                                                ------------------------------------  --------------
                                                                                ------------------------------------  --------------
                                                                                ------------------------------------  --------------
                                                                                ------------------------------------  --------------
                                                                                    If additional space is needed, please attach a
                                                                                separate page and submit it with this Stock Order
                                                                                                    Form.
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(4)  STOCK REGISTRATION (Please Print Clearly - The registration information you list below will be utilized for subsequent mailings, including the registration of stock certificates.  Please make sure the information is complete and legible.)
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(First Name, Middle Initial, Last Name)                             Social Security No./Tax ID# (certificate will show this number)

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(First Name, Middle Initial, Last Name)                             Social Security No./Tax ID#

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(Street Address)                                                    (Daytime Phone Number)

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(City, State, Zip Code)                                             (Evening Phone Number)

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 (5) FORM OF STOCK OWNERSHIP (check one - see reverse side of this Form for ownership definitions)
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
 |_|  Individual                 |_| Joint Tenants   |_| Tenants in Common                            |_| Uniform Transfer to Minors
 |_|  IRA (for broker use only)  |_| Corporation     |_| Fiduciary (Under Agreement Dated___, 199__)  |_|  Other  ______________
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(6) NASD AFFILIATION (Check and initial only if applicable.)
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|_| Check here and initial below if you are a member of the NASD ("National Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest.  I agree (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance; and
(ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.
____ (Please initial)
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(7) ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
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I(we) acknowledge receipt of the Prospectus dated _________, 1998, and that I(we) have been advised to read the Prospectus
(including the section entitled "Risk Factors").  I(we) understand that, after receipt by Peoples Savings Bank, this order may not be modified or withdrawn without the consent of Peoples Savings.  I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirm that my(our) order does not conflict with the purchase limitation and ownership limitation provisions in the Plan of Conversion and Stock Issuance Plan.  I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC and is not guaranteed by Peoples Savings Bank, or any government
agency.   Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct;
and (2) I(we) am(are) not subject to backup withholding tax. (You must cross out #2 above if you have been notified by the
Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

Please sign and date this form.   Only one signature is required, unless authorizing a withdrawal from a Peoples Savings Bank
deposit account requiring more than one signature to withdraw funds.   If signing as a custodian, corporate officer, etc., please include your full title.

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Signature           Title (if applicable)     Date         Signature                      Title (if applicable)          Date

THIS ORDER NOT VALID UNLESS SIGNED - WE RECOMMEND RETAINING A COPY OF THIS FORM FOR YOUR RECORDS
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                           QUESTIONS? Please call (609) ___-____ from 9:00 am to 4:00 pm, Monday-Friday
                           Stock Information Center: 789 Farnsworth Avenue, Bordentown, New Jersey 08505
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 THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                                  CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
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                          STOCK ORDER FORM INSTRUCTIONS
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(1) NUMBER OF SHARES -- Indicate  the number of shares of  Farnsworth  Bancorp,  Inc.  common  stock that you wish to  purchase  and indicate the amount due.  The minimum  purchase is 25 shares or $250.  No  individual  person may purchase  more than $60,000 in the
Offering.  No person,  together  with  associates or persons  acting in concert with such person,  may purchase more than $60,000 in the Offering.  Peoples Savings Bank reserves the right to accept or reject orders placed in the Community Offering, if any.

(2) METHOD OF PAYMENT -- Payment for shares may be made by check or money order  payable to Peoples  Savings  Bank.  Funds  received in this form of payment will be cashed  immediately  and  deposited  into a separate  account  established  for the purposes of this
Offering.  You will earn interest at Peoples Savings Bank's annual  passbook rate (currently  ___%) from the time funds are received until the Offering is consummated.

You may pay for your shares by withdrawal  from your Peoples  Savings Bank deposit  account(s).  Indicate the account  number(s) and the  amount(s) to be withdrawn.  These funds will be  unavailable  to you from the time this Stock Order Form is received  until the
Offering  is  consummated.  The funds will  continue  to earn  interest  at the  account's  contractual  rate until the  Offering is consummated.  Please contact the Stock  Information  Center early in the Offering  period,  if you are intending to utilize  Peoples
Savings Bank IRA funds (or any other IRA funds) to make your stock purchase.

(3) PURCHASER  INFORMATION -- Check the applicable box. This information is very important  because  eligibility  dates are utilized to  prioritize  your order in the event that we receive  more stock  orders than  available  stock.  List the name(s) on the deposit account(s)  and account  number(s)  that you held at the applicable  date.  Please see the portion of the  Prospectus  entitled "The
Reorganization  and Offering -  Subscription  Offering and  Subscription  Rights" for a detailed  explanation  of how shares will be allocated in the event the Offering is  oversubscribed.  Failure to complete this section,  completing this section  incorrectly or omitting information in this section could result in a loss of all or part of your stock allocation.

(4) STOCK  REGISTRATION  -- Please  CLEARLY  PRINT the name(s) and address in which you want the stock  certificate  registered  and mailed.  If you are  exercising  subscription  rights by  purchasing  in the  Subscription  Offering as a Peoples  Savings  Bank (i)
eligible  depositor as of 12/31/96 or (ii) eligible  depositor as of 6/30/98,  or (iii) other depositor as of __/__/98,  or borrower with a loan outstanding as of December 2, 1996,  whose loan continued to be outstanding as of __/__/98,  you must register the stock in the name of one of the account  holders listed on your account as of the applicable  date.  However,  adding the name(s) of other persons  who are not  account  holders,  or were  account  holders  at a later  date  than  yourself,  will be a  violation  of your subscription  right and will result in a loss of your purchase  priority.  NOTE: ONE STOCK  CERTIFICATE  WILL BE GENERATED PER ORDER
FORM.  IF VARIOUS  REGISTRATIONS  AND SHARE  AMOUNTS  ARE  DESIRED  ON VARIOUS  CERTIFICATES,  A SEPARATE  STOCK  ORDER FORM MUST BE
COMPLETED FOR EACH CERTIFICATE DESIRED.

Enter the Social Security Number or Tax ID Number of the registered owner(s).  The first number listed will be identified with the stock certificate for tax purposes.
Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

(5) FORM OF STOCK OWNERSHIP --  Please check the one type of ownership applicable to your registration.  An explanation of each follows:

                        GUIDELINES FOR REGISTERING STOCK
                        --------------------------------

         For reasons of clarity and  standardization,  the stock transfer industry has developed uniform  stockholder  registrations which we will utilize in the issuance of your  Farnsworth  Bancorp,  Inc. stock  certificate(s).  If you have any questions,  please consult your legal advisor.
         Stock ownership must be registered in one of the following manners:
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INDIVIDUAL:                Avoid the use of two  initials.  Include  the  first  given  name,  middle  initial  and last name of the stockholder.  Omit words of limitation  that do not affect  ownership  rights such as "special  account,"
                           "single man," "personal  property," etc. If the stock is held individually  upon the individual's  death, the stock will be owned by the individual's  estate and distributed as indicated by the individual's will or otherwise in accordance with law.
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JOINT:                     Joint  ownership of stock by two or more persons  shall be inscribed on the  certificate  with one of the following  types of joint  ownership.  Names  should be joined by "and";  do not connect  with "or." Omit titles such as "Mrs.," "Dr.," etc.
                           JOINT TENANTS--Joint  Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).
                           TENANTS IN  COMMON--Tenants  in Common may be specified  to identify  two or more  owners.  When stock is held as tenancy in common,  upon the death of one  co-tenant,  ownership of the stock will be held by the surviving  co-tenant(s)  and by the  heirs of the  deceased  co-tenant.  All  parties  must  agree to the transfer or sale of shares held in this form of ownership.
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UNIFORM TRANSFER           Stock  may be held in the name of a  custodian  for a minor under the Uniform Transfers to Minors laws of
TO MINORS:                 the individual states. There may be only one custodian and one minor designated on a  stock  certificate.
                           The standard  abbreviation of custodian is "CUST,", while the  description  "Uniform Transfers  to Minors
                           Act" is  abbreviated: "UNIF TRAN MIN ACT." Standard U.S. Postal Service  state  abbreviations  should  be used to  describe the appropriate state.  For example, stock held  by  John P. Jones  under  the  Uniform
                           Transfers to Minors Act will be abbreviated:
                                    JOHN P. JONES CUST SUSAN A. JONES
                                    UNIF TRAN MIN ACT NJ
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FIDUCIARIES:               Stock held in a fiduciary capacity must contain the following:
                           1.       The name(s) of the fiduciary(ies):
                                    o If an individual, list the first given name, middle initial and last name.
                                    o If a corporation, list the corporate title
                                    o If an individual and a corporation, list the corporation's title before the individual.
                           2.       The fiduciary  capacity:  Adminstrator,  Concervator,  Committee,  Executor,  Trustee,  Personal
                                    Representative, Custodian
                           3.       The type of document  governing the fiduciary  relationship.  Generally,  such relationships are either under a form of living trust  agreement or pursuant to a court order.  Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
                           4.       The date of the document  governing the relationship.  The date of the document need not be used in the description of a trust created by a will.
                           5.       Either of the following:
                                                     The name of the maker, donor or testator OR
                                                     The name of the beneficiary
                                                     Example of Fiduciary Ownership:
                                                              JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                                              UNDER AGREEMENT DATED 6/9/74
(6)  NASD AFFILIATION -- Check the box and initial, if applicable.

(7)  ACKNOWLEDGMENT  AND SIGNATURE -- Stock order forms submitted  without a signature will not be accepted.  Only one signature is required,  unless the method of payment  section of this Form includes  authorization  to withdraw from a Peoples  Savings Bank account requiring more than one signature.  If signing as a custodian,  trustee,  corporate officer,  etc., please include your title.  If exercising a Power of Attorney, you must submit a copy of the POA agreement with this Form.

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